EXHIBIT 5.1

February 2, 2016
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002
Ladies and Gentlemen:
We have acted as counsel for Oasis Petroleum Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 39,100,000 shares of common stock (the “Firm Shares”), including an additional 5,100,000 shares of common stock pursuant to the Underwriter’s (as defined below) option to purchase additional shares of common stock (together with the Firm Shares, the “Shares”), pursuant to an Underwriting Agreement dated January 28, 2016 (the “Underwriting Agreement”), between the Company and Citigroup Global Markets Inc., as underwriter (the “Underwriter”).
The Shares have been offered for sale pursuant to a prospectus supplement, dated January 28, 2016, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on February 1, 2016, to the prospectus (as amended and supplemented by the prospectus supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-197440), filed with the Commission on July 15, 2014 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) certain resolutions adopted by the Board of Directors of the Company relating to the terms and sale of the Shares and related matters, (iii) certain resolutions adopted by the Pricing Committee of the Board of Directors of the Company, (iv) the Registration Statement, (v) the Prospectus and (vi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the

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Prospectus and the Registration Statement and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriter.
Based upon such examination and review and the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and paid for by the Underwriter as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the laws of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.